UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2017

First Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1560 Wilson Blvd.

Suite 450

Arlington, VA 22209

(Address of principal executive offices)

(703) 259-8204

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Pat Clemens as President and Chief Executive Officer

On September 6, 2017, Pat Clemens, the President and Chief Executive Officer of First Capital Investment Corporation (the “Company”) submitted his resignation as an officer of the Company effective September 12, 2017. Mr. Clemens’ departure is not related to any disagreement with the Company’s operations, policies or practices.

Appointment of Suneet Singal and John G. Fields as the Company’s Acting Chief Executive Officer and Acting President

On September 12, 2017, the Company’s Board of Directors (the “Board”) appointed Suneet Singal to serve as the Company’s Acting Chief Executive Officer, effective immediately. On September 12, 2017, the Board appointed John G. Fields to serve as the Company’s Acting President, effective immediately.

The biographical information for Mr. Singal can be found in the Company’s definitive proxy statement filed with the SEC on July 11, 2017. The biographical information for Mr. Fields is set forth below:

John G. Fields. Mr. Fields has over 20 years of experience in the securities and investment field with extensive experience in financial analysis, private equity transactions and raising capital from both HNW and institutional resources. Mr. Fields leads Operations for First Capital Real Estate Investments (“FCREI”) and is utilized when special complex projects arise. Prior to joining the FCREI team, Mr. Fields was the Managing Director of The Transfinity Group founded in 2010. The company specialized in implementing a creative and revolutionary funding strategy for commercial real estate sustainability upgrades. Mr. Fields established a new asset class by developing a straightforward and consumer-friendly proprietary funding mechanism that is ideally suited for the critically underserved small business owner. He assembled the requisite Executive Team, Board of Directors and developed distribution channels with both private and public corporations. In creating a new asset class, a significant amount of legal compliance and enforceability issues required resolutions. In the 2013 legislature, he led the effort to enact California legislation (AB905) by meeting with lobbyists, policy advisors and legislatures from both political parties. The proposed legislation provided the necessary framework for regulatory compliance. Mr. Fields raised capital from a wide-range of international and domestic investors and acquired and negotiated a funding partner to provide over $100,000,000 of project capital. He is recognized as an innovator, who excels at achieving desired results and bringing goals to realization. Mr. Fields began his career on the Pacific Options Exchange where he executed and managed derivative trading strategies. He further solidified his expertise with tenures at CSI Capital Management, Barclays Global Investors (BlackRock), Integrated Capital Markets and SunGard Data Systems. He’s held positions at The White House, OPIC Fellowship (Overseas Private Investment Corporation) and Deloitte & Touché, all located in Washington D.C.; the United Nations in New York City; and the Indiana Governor’s Fellowship for Senator Evan Bayh III in Indianapolis. Mr. Fields attended American University and Wabash College with honors.

There are no other arrangements or understandings of any kind between Messrs. Singal and Fields and any other person pursuant to which they were appointed to serve as executive officers of the Company, nor are there any family relationships between Messrs. Singal and Fields and any of the Company’s other directors, executive officers or other key officers, except that Mr. Singal also serves as a director of the Company and Acting Chief Financial Officer and Treasurer of the Company until such time as the Company files its quarterly report on Form 10-Q for the quarter ended March 31, 2017.

Messrs. Singal and Fields and Dr. Froehlich have commenced a search for a full-time and permanent President and Chief Executive Officer for the Company.

Appointment of Dr. Bob Froehlich as Chairman of the Board of Directors

On September 12, 2017, Suneet Singal resigned as Chairman of the Board, effective immediately, and was replaced by Dr. Bob Froehlich, an independent director who currently also serves as Chairman of the Audit Committee of the Board. Mr. Singal remains a member of the Board.

Item 8.01.	Other Events.

In connection with Mr. Clemens’ resignation as President and Chief Executive Officer of the Company, he also resigned as a member of the investment committee of FCIC Advisors, LLC, the Company’s investment adviser (the “Adviser”). To replace Mr. Clemens, the Adviser appointed John Fields and Keith Spears as members of its investment committee, effective immediately.

Biographical information for Mr. Fields is set forth in Item 5.02 of this Current Report on Form 8-K and is incorporated by reference herein. Biographical information for Keith Spears is set forth below:

Keith Spears. Mr. Spears is an alternative asset professional with a particular expertise in impact investing, private equity, mergers and acquisitions and real estate. Over a 27-year career, Mr. Spears has worked on over 100 transactions and investments that range from $1.0 million to well over $10 billion in size. He has led the due diligence effort on over 50 fund and co-investment opportunities and he has generated top quartile performance on behalf of his clients. Over his career, Mr. Spears has advised on over $47 billion in transactions, including approximately $30 billion in 80 private equity fund investments and co-investments and $17 billion in 75 mergers, acquisitions and related financings.

As CEO of Heritage Impact Partners, Mr. Spears leads the firm’s impact investment activities. As Head of Private Equity at FCREI, Mr. Spears was responsible for private equity, corporate finance and franchise opportunities for the firm. He was formerly a Managing Director of Transom Capital Group, a consumer-focused, lower middle market private equity firm with over $130 million in assets under management. He was formerly one of the founders of Legacy Equity Advisors, a boutique private equity fund-of-fund and co-invest advisory firm which focused on social impact investments and advised on $45 million in assets.

Prior to Legacy, Mr. Spears was a Vice President and co-managed Hamilton Lane’s Golden State Investment Fund (“GSIF”), a $550 million private equity separate account fund-of-fund/co-investment fund managed exclusively on behalf of CalPERS, the largest U.S. public pension. GSIF helped to support over 56,000 jobs and 73% of the capital was invested in underserved communities. 68% of the companies that GSIF invested in had at least one minority C-level executive and 47% had at least on woman in the C-suite. With over $270 billion of private equity assets under advisement, Hamilton Lane is one of the largest private equity fund-of-fund/co-investment advisory firms in the U.S. Mr. Spears was part of the Fund Investment and Co-investment teams at Hamilton Lane and also sourced secondary transaction opportunities.

Prior to Hamilton Lane, Mr. Spears was a General Partner in an emerging manager fund-of-funds firm established in partnership with WestLB private equity group, which raised $125 million. Mr. Spears is also a former investment banker at Goldman Sachs and Credit Suisse First Boston.

Mr. Spears received his JD from Yale (corporate law) and MBA from Stanford Business School (corporate finance) and his BA from Brown University (economics and urban studies).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Capital Investment Corporation

Dated: September 12, 2017	By:	/s/ Suneet Singal
	Name:	Suneet Singal
	Title:	Acting Chief Executive Officer